SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) May 23, 2000

                            VALLEY NATIONAL BANCORP

             (Exact name of registrant as specified in its charter)

                                   New Jersey

                  (State of other jurisdiction of incorporation)

                                0-11179 22-2477875
           (Commission File Number) (IRS Employer Identification No.)

                                  1455 Valley Road
                               Wayne, New Jersey 07470

                        (Address of principal executive offices)

                                    (973) 305-8800

                (Registrant's telephone number, including area code)


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Item 5.           Other Events

                  On May 23, 2000, Valley National Bancorp ("Valley") issued a press release announcing that the Board of Directors had authorized the purchase of up to 3,000,000 shares of the company's outstanding common stock. Purchases may be made from time to time in the open market or in privately negotiated transactions at prices not exceeding prevailing market rates. Reacquired shares will be held in treasury and are expected to be used for employee benefit programs, stock dividends and other corporate purposes.


Item 7.           Exhibits

Exhibit 99        Press Release dated May 23, 2000


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INDEX TO EXHIBITS

Exhibit No.                                Description

99       Press release dated May 23, 2000

Item 7                                     Exhibit 99
                                           Press release dated May 23, 2000

Valley National Bancorp
1455 Valley Road
Wayne, NJ  07470

Contact:
Alan D. Eskow
Senior Vice President and Controller
(973) 305-4003

            VALLEY NATIONAL BANCORP'S BOARD OF DIRECTORS AUTHORIZES THE
                      REPURCHESE OF UP TO 3,000,000 SHARES

Wayne, New Jersey, May 23, 2000 - Valley National Bancorp (NYSE:VLY) announced that its Board of Directors has authorized the company to purchase up to 3,000,000 shares of the company's outstanding common stock. Purchases may be made from time to time in the open market or in privately negotiated transactions at prices not exceeding prevailing market rates.

This is in addition to the 3,000,000 shares authorized by the Board of Directors in December 1999, of which Valley has purchased 2.9 million shares. Valley will complete the initial share repurchase program prior to commencing with the new share repurchase program.

Valley currently has 60.6 million common shares outstanding. Reacquired shares will be held in treasury and are expected to be used for employee benefit programs, stock dividends and other corporate purposes.


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                                      SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                         VALLEY NATIONAL BANCORP


Dated:     May 31, 2000               By:  /s/ Alan D. Eskow
                                          Alan D. Eskow
                                          Principal Accounting Officer
                                          and Corporate Secretary